EXHIBIT 3.1
CERTIFICATE OF LIMITED PARTNERSHIP
OF
DCP MIDSTREAM PARTNERS, LP
     This Certificate of Limited Partnership, dated August 5, 2005, has been duly executed and is filed pursuant to Section 17-201 of the Delaware Revised Uniform Limited Partnership Act (the “Act”) to form a limited partnership under the Act.
     1. Name. The name of the limited partnership is “DCP Midstream Partners, LP”.
     2. Registered Office; Registered Agent. The address of the registered office required to be maintained by Section 17-104 of the Act is:
Corporation Trust Center
1209 Orange Street
Wilmington, Delaware 19801
The name and the address of the registered agent for service of process required to be maintained by Section 17-104 of the Act are:
The Corporation Trust Company
Corporation Trust Center
1209 Orange Street
Wilmington, Delaware 19801
     3. General Partner. The name and the business, residence or mailing address of the general partner are:
DCP Midstream GP, LP
370 17th Street, Suite 2775
Denver, Colorado 80202
     EXECUTED as of the date written first above.

DCP MIDSTREAM GP, LP Its General Partner, DCP MIDSTREAM GP, LLC Its General Partner
By:	/s/ Michael J. Bradley
Name:	Michael J. Bradley
Authorized Person